                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/X/ Preliminary proxy statement
/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       VININGS INVESTMENT PROPERTIES TRUST
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)  Amount previously paid:

         2)  Form, schedule or registration statement no.:

         3)  Filing party:

         4)  Date filed:

                       VININGS INVESTMENT PROPERTIES TRUST

                              3111 PACES MILL ROAD
                                   SUITE A-200
                                ATLANTA, GA 30339
                                 (770) 984-9500



                                                                 June __, 1996


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Vinings Investment Properties Trust (the "Trust") to be held on __________, June __, 1996, at 2:00 p.m., local time, at ______________ (the "Annual Meeting").

     The Annual Meeting has been called for the purpose of electing six Trustees, each to serve for a one-year term, the adoption of certain amendments to the Trust's Declaration of Trust, and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


     The Board of Trustees has fixed the close of business on May 8, 1996 as the record date for determining shareholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof.


     The Board of Trustees of the Trust recommends that you vote "FOR" the election of the six nominees of the Board of Trustees as Trustees of the Trust and the amendments to the Trust's Declaration of Trust.


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


                                           Very truly yours,


                                           PETER D. ANZO
                                           President and Chief Executive Officer

                       VININGS INVESTMENT PROPERTIES TRUST

                              3111 PACES MILL ROAD
                                   SUITE A-200
                                ATLANTA, GA 30339
                                 (770) 984-9500

                          ----------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE __, 1996

                          ----------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vinings Investment Properties Trust (the "Trust") will be held on ____________, June __, 1996, at 2:00 p.m., local time, at __________ (the "Annual Meeting"), for the purpose of considering and voting upon:

     1. The election of six Trustees, each to serve for a one-year term and until the election and qualification of his or her successor;

     2. The approval of a proposal to amend the Trust's Declaration of Trust to authorize the Board of Trustees to combine outstanding shares of beneficial interest of the Trust by way of reverse share split;

     3. The approval of a proposal to amend the Trust's Declaration of Trust to eliminate certain restrictions on the Trust's investment practices and activities and to provide that to achieve the general policy objective of the Trust, the Trustees intend to invest the assets of the Trust in multifamily apartment properties and other real estate properties which offer the potential to achieve such objective; and

     4. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Under the provisions of the Trust's Declaration of Trust, the Board of Trustees has fixed the close of business on May 8, 1996 as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of shares of beneficial interest at the close of business on that date will be entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies.

                                             By Order of the Board of Trustees,

                                             STEPHANIE A. REED
                                             Secretary


JUNE __, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       VININGS INVESTMENT PROPERTIES TRUST

                              3111 PACES MILL ROAD
                                   SUITE A-200
                                ATLANTA, GA 30339
                                 (770) 984-9500

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON _________, JUNE __, 1996


     This Proxy Statement and the enclosed Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Trustees of Vinings Investment Properties Trust (formerly Mellon Participating Mortgage Trust Commercial Properties Series 85/10) (the "Trust") for use at the Annual Meeting of Shareholders of the Trust to be held on __________, June __, 1996, at 2:00 p.m., local time, at __________________, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the shareholders of the Trust will be asked to consider and vote upon the following matters:

     1. The election of six Trustees, each to serve for a one-year term and until the election and qualification of his or her successor;

     2. The approval of a proposal to amend the Trust's Declaration of Trust to authorize the Board of Trustees to combine outstanding shares of beneficial interest of the Trust by way of reverse share split (the "Reverse Split Amendment");

     3. The approval of a proposal to amend the Trust's Declaration of Trust to eliminate certain restrictions on the Trust's investment practices and activities and to provide that to achieve the general policy objective of the Trust, the Trustees intend to invest the assets of the Trust in multifamily apartment properties and other real estate properties which offer the potential to achieve such objective (the "Investment Policies Amendment" and, together with the Reverse Split Amendment, the "Charter Amendments"); and

     4. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to shareholders of the Trust on or about June __, 1996 in connection with the solicitation of proxies for the Annual Meeting. The Board of Trustees has fixed the close of business on May 8, 1996 as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting (the "Record Date"). Only holders of record of shares of beneficial interest, without par value, of the Trust (the "Shares") at the close of business on the Record Date will be entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 8,645,000 Shares outstanding and entitled to vote at the Annual Meeting and 823 shareholders of record. Each Share outstanding as of the close of business on the Record Date entitles the holder thereof to one vote on each matter properly submitted at the Annual Meeting. As of the Record Date, Trustees and officers of the Trust, all of whom have indicated that they will vote all of their Shares of the Trust in favor of the election of the six Trustees nominated by the Board of Trustees and for the approval of the Charter Amendments, and their affiliates were owners of 6,337,279 Shares, representing approximately 73.3% of the outstanding Shares of the Trust.

INTRODUCTION

     Background
     ----------

     On December 21, 1995, the Trust entered into an Agreement Regarding Tender Offer with an unaffiliated third party, which subsequently assigned its rights under the agreement to Vinings Investment Properties, Inc. (the "Purchaser"), a newly formed corporation. On January 31, 1996, the Purchaser commenced a tender offer for a minimum of a majority and a maximum of 85% of the issued and outstanding Shares of the Trust at a purchase price of $0.47 per Share (the "Tender Offer"). The Tender Offer expired in accordance with its terms at midnight on February 28, 1996, and the Purchaser subsequently accepted an aggregate of 6,337,279 Shares validly tendered and not withdrawn pursuant to the Tender Offer, representing approximately 73.3% of the outstanding Shares, for a total acquisition price of $2,978,521. The purpose of the Tender Offer was for the Purchaser to acquire control of the Trust and to cause the Trust to be operated as a self-administered real estate investment trust (a "REIT") and expand into the multifamily property markets.

     Effective February 29, 1996, James L. Mooney, John McMahan, Mercer Jackson, Arthur C. Karlin, Patrick E. McCarthy and Victor MacFarlane resigned from the Trust's Board of Trustees and Peter D. Anzo, Martin H. Petersen, Stephanie A. Reed, Gilbert H. Watts, Jr. and Phill D. Greenblatt were appointed to the Trust's Board of Trustees, pursuant to an arrangement between the Purchaser and the Trust in connection with the Tender Offer. The management of the Trust also resigned effective February 29, 1996, and Peter D. Anzo became the President and Chief Executive Officer, and Stephanie A. Reed became the Vice President and Treasurer, of the Trust. In addition, on April 18, 1996, the Board of Trustees named Henry Hirsch to the Board of Trustees.

     Growth and Expansion Strategy
     -----------------------------

     Pursuant to management's growth and expansion strategy, the Trust intends to expand into the multifamily property markets through the acquisition of properties which the Trust believes will provide attractive sources of income to the Trust. The Trust currently anticipates that these properties will include certain properties within management's affiliates' existing multifamily property portfolios that meet certain criteria, as well as properties acquired from unaffiliated third parties. It is the Trust's present intention to form a partnership through which the business and operations of the Trust will be conducted (the "Operating Partnership"). Acquired properties will be contributed to the Operating Partnership in exchange for cash or units representing partnership interests. The chart below sets forth the organizational structure of the Trust following the implementation of the Operating Partnership structure described above.

[GRAPHIC]    [See Appendix for description]


     The Trust believes that conducting its business and operations through the Operating Partnership will have certain strategic advantages over the Trust's current structure, which allows only direct investment in the Trust's real estate portfolio through the purchase of Shares of the Trust. In particular, the Operating Partnership structure will provide the Trust with greater flexibility in facilitating future acquisitions by permitting the issuance of partnership units on a tax-advantaged basis to owners of real estate properties who contribute such properties to the Operating Partnership. Holders of partnership units will have the right, under certain circumstances, to convert such units into Shares of the Trust, resulting in long-term liquidity for such holders. The overall effect of this structure, the Trust believes, will be an enhanced ability of the Trust to access the real estate and capital markets. While the Trust believes that the Operating Partnership structure is in the overall best interests of the shareholders of the Trust, there are certain perceived disadvantages to such a structure. These disadvantages include the increased complexity of the structure and the potential for conflicts of interest inherent in the decision by the Trust as to whether or not to dispose of particular properties held by the Operating Partnership.

VOTING

     The representation in person or by proxy of at least a majority of the outstanding Shares is necessary to provide a quorum at the Annual Meeting. Each Share outstanding on the Record Date is entitled to one vote. A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect Trustees, and the affirmative vote of the majority of the outstanding Shares entitled to vote at the Annual Meeting is required to approve the amendments to the Declaration of Trust set forth in Proposal 2 - The Reverse Split Amendment and Proposal 3 - The Investment Policies Amendment. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Trustees, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. For purposes of the vote on Proposal 2 and Proposal 3, abstentions will have the same effect as votes against the approval of such proposals.

     The Annual Report of the Trust, including financial statements for the fiscal year ended December 31, 1995 ("fiscal 1995"), is being mailed to shareholders of the Trust concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

PROXIES; REVOCATION OF PROXIES

     SHAREHOLDERS OF THE TRUST ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE TRUST AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE SIX NOMINEES FOR TRUSTEES SET FORTH IN PROPOSAL 1 OF THIS PROXY STATEMENT, "FOR" THE REVERSE SPLIT AMENDMENT SET FORTH IN PROPOSAL 2 OF THIS PROXY STATEMENT AND "FOR" THE INVESTMENT POLICIES AMENDMENT SET FORTH IN PROPOSAL 3 OF THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Trust, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

EXPENSES OF SOLICITATION

     All expenses of this solicitation will be borne by the Trust. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of Shares held of record by such persons, and the Trust will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of proxies by mail, Trustees, officers and employees of the Trust, without receiving additional compensation therefor, may solicit proxies from shareholders of the Trust by telephone, telefax, letter, in person or by other means.


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES


NOMINEES

     The Board of Trustees of the Trust consists of six members, each of whom serves for a one-year term and until the election and qualification of his or her successor.

     At the Annual Meeting, six Trustees will be elected to serve until the 1997 annual meeting of shareholders and until the election and qualification of his or her successor. The Board of Trustees has nominated Peter D. Anzo, Martin H. Petersen, Stephanie A. Reed, Gilbert H. Watts, Jr., Phill D. Greenblatt and Henry Hirsch, all of whom currently serve as Trustees, for re-election as Trustees. Certain information with respect to the persons nominated by the Board of Trustees for election as Trustees is shown below under "Information Regarding Trustees." Unless otherwise specified in the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election as Trustees of each of the nominees. Each of the nominees has agreed to stand for re-election and to serve if re-elected as a Trustee.

If any of the persons nominated by the Board of Trustees fails to stand for re-election or is unable to accept re-election, however, proxies not marked to the contrary will be voted in favor of the election of such other person as the Board of Trustees may recommend.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a majority of the votes cast is necessary to elect a nominee as a Trustee of the Trust.

     THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE TRUST'S SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES OF THE BOARD OF TRUSTEES AS TRUSTEES OF THE TRUST.


                         INFORMATION REGARDING TRUSTEES


GENERAL

     The Board of Trustees of the Trust consists of six members who are elected by the Trust's shareholders at each annual meeting of the Trust. Set forth below is certain information regarding the Trustees.

                                                             TRUSTEE
NAME                                       AGE                SINCE
- ----                                       ---                -----

Peter D. Anzo.....................         42                  1996
Martin H. Petersen................         46                  1996
Stephanie A. Reed.................         38                  1996
Gilbert H. Watts, Jr. ............         46                  1996
Phill D. Greenblatt...............         50                  1996
Henry Hirsch......................         59                  1996

     PETER D. ANZO. Since 1990 Mr. Anzo has been Chief Executive Officer and a Director of A&P Investors, Inc. He also is Chief Executive Officer and a Director of The Vinings Group, Inc., a position he has held since 1987. Mr. Anzo has been on the Legislative Committee since 1995, and has been a delegate since 1991, of the National Apartment Association. He has been a Co-chairman of the Government Affairs Committee of the Atlanta Apartment Association since 1995 and he has been a Director of the Atlanta Apartment Association and the Georgia Apartment Association since 1993. He is also a Co-chairman of the Affordable Housing Task Force of the Atlanta Apartment Association, a position he has held since 1992. From 1983 until 1986, Mr. Anzo served as Vice President of Acquisitions of First Investment Companies where he was involved in the management and acquisition of commercial apartment properties throughout the United States. Mr. Anzo was the Vice President, Dispositions of Balcor/American Express from 1981 until 1983, where he was involved in the sale of apartment and commercial properties in the United States. During 1976 through 1981, Mr. Anzo was employed by The Beaumont Company, Los Angeles, California and Linkletter Properties where he was involved in the management, leasing, purchase and construction of real property.

     MARTIN H. PETERSEN. Since 1990 Mr. Petersen has been President and a Director of A&P Investors, Inc. He is also President and a Director of The Vinings Group, Inc., a position he has held since 1987. Since 1975 Mr. Petersen has been a member of the Institute of Real Estate Management. From 1984 through 1987, Mr. Petersen was Vice President of Southeast United States Plaza Equities Management and Plaza Pacific Equities, Inc., where he supervised the management of 4,770 apartment units located throughout the Southeastern United States, including 3,000 garden style apartment units in Atlanta, Georgia, and managed the acquisition and disposition of properties. Mr. Petersen served as a Branch Manager of GK Properties of Atlanta, Georgia, from 1979 to 1984, where he was responsible for overseeing the operations of its Southeastern United States offices, including the management of 5,500 garden style apartment units. Prior to joining GK Properties, from 1975 through 1979, he served as Vice President of Stonehenge Properties and Stonehenge Realty Corp., where he performed various functions as relating to the management of office space, including the initiation of numerous feasibility, marketing and other consulting studies for REITs, financial institutions, savings & loans and other owners of distressed and foreclosed properties. From 1971 to 1974, Mr. Petersen was a credit analyst for Dun & Bradstreet in its Business Trades Division.

     STEPHANIE A. REED. Since 1991 Ms. Reed has been Vice President and a Director of A&P Investors, Inc. She is also Vice President - Finance and a Director of The Vinings Group, Inc., a position she has held since 1991. From 1987 to 1991, Ms. Reed was Vice President - Development of The Sterling Group, Inc., a multifamily development company located in Atlanta, Georgia, where she was responsible for all phases of development for multi-family projects ranging from $11-$30 million each. Prior to 1987, she served as Vice President - Finance of The Sterling Group, Inc., in the syndication and management of multi-family projects. Prior to joining The Sterling Group, Inc., Ms. Reed served as a tax supervisor at Jones and Kolb, CPA from 1983 through 1984, where her responsibilities included the training and supervision of audit and year-end work for real estate limited partnerships. From 1981 to 1983, Ms. Reed performed tax planning and preparation work for trusts, estates, partnerships and corporations for Osburn Henning and Company, CPA.

     GILBERT H. WATTS, JR. Mr. Watts is Managing Partner of Watts Agent, L.P., a position he has held since 1971. Watts Agent, L.P. manages various real estate investments including residential, commercial and industrial properties. Mr. Watts also is President of Radio Center Dalton, Inc., a position he has held since 1985. Mr. Watts also is a Director of The Community Group, Inc., a six bank holding company, and various family businesses.

     PHILL D. GREENBLATT. Since 1975 Mr. Greenblatt has been President of p.d.g. Real Estate Co., Inc., a real estate brokerage and investment firm in multifamily, retail and industrial properties in Colorado, Arizona and Florida. Mr. Greenblatt also is a member of the Board of Directors of Western States Mortgage Co. From 1971 through 1974, Mr. Greenblatt was a commercial sales associate with Heller-Mark Realty. He also served as an investment banking officer for the First National Bank of Denver from 1968 to 1971.

     HENRY HIRSCH. Mr. Hirsch is Chairman of the Board of Engineered Concepts, Inc., ECI Management Corporation and ECI Realty, and is President of ECI Properties, positions which he has held for over ten years. Mr. Hirsch has been involved in the real estate business since 1968, specializing in multifamily apartment development. He and his related entities currently own and/or manage over 3,500 apartment units, as well as office buildings and a shopping center. The construction arm of his related entities has completed over $250,000,000 of new construction and rehabilitation. Mr. Hirsch is a Certified Apartment Property Supervisor with the National Apartment Association. He has served on the Hotpoint Builders Advisory Council and National Association of Home Builders, and has served as a director and past President of the Atlanta Apartment Association. He has served as a Regional Vice President of the National Apartment Association and currently is the Chairman of the Builders, Owners, and Developers Committees of the National Apartment Association.

MEETINGS OF BOARD OF TRUSTEES AND COMMITTEES

     During fiscal 1995, the Board of Trustees of the Trust held seven meetings. The Board of Trustees has established an Audit Committee. The members of the Audit Committee are Martin H. Petersen, Stephanie A. Reed and Gilbert H. Watts, Jr. The Audit Committee reviews the financial statements of the Trust and the scope of the annual audit, monitors the Trust's internal financial and accounting controls and recommends to the Board of Trustees the appointment of independent certified public accountants. During fiscal 1995, the Audit Committee consisted of four Trustees, none of whom currently serve as Trustees. The Audit Committee held one meeting during fiscal 1995. The Board of Trustees currently expects to establish a Compensation Committee during the current fiscal year ending December 31, 1996 ("fiscal 1996"). See "Executive Compensation" below. The Board of Trustees does not have a nominating committee.

                    INFORMATION REGARDING EXECUTIVE OFFICERS


     The names and ages of all executive officers of the Trust and principal occupation and business experience during at least the last five years for each are set forth below.

Name                      Age             Position
- ----                      ---             --------

Peter D. Anzo             42              President, Chief Executive Officer
                                            and Chairman of the Board

Stephanie A. Reed         38              Vice President and Treasurer


     The business experience of Mr. Anzo and Ms. Reed has been summarized above under "Information Regarding Trustees."


                             EXECUTIVE COMPENSATION


COMPENSATION OF TRUSTEES AND OFFICERS

     Trustees who are officers of the Trust receive no compensation for their services as Trustees. Trustees who are not officers of the Trust receive such compensation for their services as the Board of Trustees may from time to time determine. During fiscal 1995, Trustees who were not officers of the Trust received an annual retainer of $10,000 and $500 for each regular ($300 for each telephonic) meeting of the Board of Trustees and committee meeting attended. James L. Mooney, the former Chairman of the Board of Trustees, received an additional $10,000 for his responsibilities as the Trust's Chairman during fiscal 1995. Since the completion of the Tender Offer and for the remainder of fiscal 1996, Trustees have not and will not receive an annual retainer but will receive $250 for each regular meeting of the Board of Trustees and committee meeting attended.

     Officers of the Trust historically have not received any compensation for their services provided to the Trust. Until February 29, 1996, the date upon which the Purchaser acquired approximately 73.3% of the outstanding Shares of the Trust pursuant to the Tender Offer, the Trust was an externally advised REIT, and accordingly, the Trust had no employees and no compensation committee. Upon the consummation of the Tender Offer, the relationship with the Trust's advisor, General Electric Capital Investment Advisors, Inc. ("GECIA"), the successor to MacFarlane Partners, L.P. (the "Advisor"), was terminated and the Trust became self-administered. As a result, the Trustees currently anticipate that officers of the Trust may serve as employees and may be compensated as such for services rendered to the Trust during fiscal 1996. During fiscal 1996, the Board of Trustees expects to establish a compensation committee that will be responsible for developing and reviewing the Trust's executive compensation policies.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Trust's Shares of beneficial interest with the cumulative total return of companies on the Standard & Poor's (S&P) 500 Stock Index and the NAREIT Mortgage Index (peer group). The returns are based on the market price of the Shares and assume the reinvestment of dividends. The NAREIT Mortgage Index includes 31 tax-qualified REITs, all of which are listed on either the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market. The 31 REITs have a total market capitalization of $2.5 billion. The NAREIT Mortgage Index is maintained by the National Association of Real Estate Trusts, Washington, D.C. The calculation of total cumulative return assumes a $100 investment in the Shares on

January 1, 1990. The comparisons in this table are historical and are not intended to forecast or be indicative of possible future performance of the Trust's Shares.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG S&P 500 INDEX, NAREIT MORTGAGE INDEX AND
                       VININGS INVESTMENT PROPERTIES TRUST





                                [Performance graph]






                                           1990   1991   1992   1993   1994   1995
                                           ----   ----   ----   ----   ----   ----
Vinings Investment Properties Trust        100    84     131    161    187    202

S&P 500                                    100    131    141    155    157    215

NAREIT Mortgage Index                      100    132    134    154    117    190

                   PROPOSAL 2 - THE REVERSE SPLIT AMENDMENT


GENERAL

     The discussion set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Massachusetts law and to the Trust's Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and the full text of the Reverse Split Amendment which is set forth in EXHIBIT A to this Proxy Statement. In addition, the full text of
Section 7.1 of Article VII of the Declaration of Trust, which will be amended if the Reverse Split Amendment is approved by the shareholders at the Annual Meeting, is set forth in EXHIBIT B to this Proxy Statement. If this Proposal 2 is approved by the shareholders of the Trust and becomes effective, the Trustees will take such actions as may be deemed necessary or desirable to effect such action, including the execution and filing of an amendment to the Declaration of Trust substantially in the form set forth in EXHIBIT A to this Proxy Statement (the "Amendment").

PURPOSE OF THE PROPOSED REVERSE SPLIT

     The Reverse Split Amendment authorizes the Board of Trustees to combine outstanding Shares of beneficial interest of the Trust by way of reverse share split, provide for the payment of cash in lieu of any fractional interest in a combined Share, and establish mechanics to implement any such combination.

     In the event that the shareholders approve the Reverse Split Amendment, the Trustees intend to effect a 1-for-8 reverse share split (the "Reverse Split") as promptly as practicable following the Annual Meeting. The purpose of the reverse share split is to increase the price range at which the Shares trade above that which has generally prevailed for Shares of the Trust since the consummation of the Tender Offer. A higher trading price is necessary to maintain the listing of the Shares on the Nasdaq SmallCap Market, upon which the Shares currently are listed. In addition, the Trustees believe that the liquidity and marketability of the Shares will be enhanced if the price at which the Shares trade is raised to a range more acceptable to major REIT investors. A higher trading price may also result in lower average brokerage costs for a trade involving the same aggregate dollar amount, thereby reducing transaction costs to shareholders. While the Trustees believe that the Reverse Split will result in a higher trading range for the Shares, there can be no assurance that such a higher trading range will in fact develop.

     Accordingly, the Trustees have proposed amending Section 7.1 of Article VII of the Declaration of Trust to provide that, in addition to the issuance of Shares by way of share dividend or share split, the Trustees may combine outstanding Shares by way of reverse share split and provide for the payment of cash in lieu of any fractional interest in a combined Share and that the mechanics authorized by the Trustees to implement any such combination shall be binding upon all shareholders, holders of convertible debt, optionees and others with any interest in Shares.

EFFECT OF THE REVERSE SPLIT

     Assuming approval of the Reverse Split by the requisite vote of the shareholders, the Amendment to the Declaration of Trust will thereafter be filed with the Secretary of The Commonwealth of Massachusetts and the Boston City Clerk as promptly as practicable and the Reverse Split will become effective on the date of such filing (the "Reverse Split Effective Date"). Without any further action on the part of the Trust or the shareholders, after the Reverse Split Effective Date, the certificates representing Shares outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed to represent one-eighth of the number of Shares after the Reverse Split (the "New Shares"); provided, however, that no fractional Shares will be issued as a result of the Reverse Split and, in lieu thereof, cash will be paid for any resulting fractional shares. After the Reverse Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent to shareholders by the Trust. Upon a holder's surrender of his Old Shares, a certificate representing the New Shares will be issued and forwarded to such holder. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-eighth of the number of Old Shares.

     The Reverse Split will have no effect on the total number of shares that the Trust has the authority to issue, which, pursuant to the Declaration of Trust, is unlimited. In addition, the Shares are without par value and, therefore, the Reverse Split will not affect the par value of the Shares. The voting and other rights that presently characterize the Shares will not be altered by the Reverse Split.

     The Shares are currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Trust is subject to periodic and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Shares under the Exchange Act.

DISSENTER'S RIGHTS

     The Declaration of Trust contains no provisions entitling any shareholder of the Trust who dissents from any action taken pursuant to authorization of a majority or any other vote of shareholders to receive an appraisal and payment of the fair value for such dissenting shareholder's Shares. Nor is there any statute in Massachusetts applicable to business trusts that provides for appraisal rights comparable to the statutory appraisal rights that the Massachusetts Business Corporation Law provides to stockholders of Massachusetts business corporations who dissent from certain stockholder-approved corporate actions, including the merger, sale of substantially all corporate property and any charter amendment that adversely affects the rights of the dissenting stockholder. Until 1991, it was widely believed that there were no common law dissenters' appraisal rights in Massachusetts. In 1991, however, the Supreme Judicial Court of Massachusetts held that common law appraisal rights similar to those described in the Massachusetts Business Corporation Law were available to dissenting minority stockholders of a Massachusetts trust company (as to which the statutory rights of the Massachusetts Business Corporation Law do not apply) in a case in which an 85% controlling stockholder approved a 1-for-2,500 reverse stock split that converted all minority share interests into an amount of cash that the trial court determined was not fair and reasonable. The Supreme Judicial Court acknowledged that, insofar as the stockholders of the trust company were concerned, "it was, of course, not clear at the time of the reverse stock split that such a [common law appraisal] right existed." The Court also distinguished its decision in a 1975 case in which it had held that there was no common law appraisal right for dissenting stockholders of a not-for-profit golf club corporation that had sold all of its property and in which decision the Court had stated that it is "very dubious whether such a right ever existed in the absence of statute even with respect to business corporations."

     Accordingly, it is not clear under what conditions or with respect to what possible transactions, if any, common law appraisal rights in Massachusetts might apply to a business trust such as the Trust. However, counsel to the Trust has advised the Trustees that the Trust's shareholders will not be entitled to dissenters' rights of appraisal in connection with the Reverse Split.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Reverse Split Effective Date, the Corporation will send a letter of transmittal to each holder of record of Old Shares outstanding on the Reverse Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Chemical Mellon Shareholder Services, L.L.C., the Trust's transfer and exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified and changed as a result of the Reverse Split, along with any cash owed to such shareholder for any resulting fractional shares.

     Shareholders should not submit any certificates until requested to do so. No new certificates will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     The Trust has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Trust, however, believes that because the Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Trust, the Reverse Split will have the following federal income tax effects:

     1. A shareholder will not recognize any gain or loss on the exchange. In the aggregate, the shareholder's basis in the New Shares will equal his basis in the Old Shares.

     2. A shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

     3. The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Trust will not recognize any gain or loss as a result of the Reverse Split.

VOTE REQUIRED FOR APPROVAL

     Section 9.3 of the Declaration of Trust provides that the Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares entitled to vote thereon.

     THE BOARD OF TRUSTEES OF THE TRUST HAS APPROVED THE REVERSE SPLIT AMENDMENT AND RECOMMENDS THAT THE TRUST'S SHAREHOLDERS VOTE FOR THE APPROVAL OF THE REVERSE SPLIT AMENDMENT.


                 PROPOSAL 3 - THE INVESTMENT POLICIES AMENDMENT


GENERAL

     The discussion set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Massachusetts law and to the Declaration of Trust and the full text of the Investment Policies Amendment which is set forth in EXHIBIT A to this Proxy Statement. In addition, the full text of Article VI of the Declaration of Trust, which will be deleted in its entirety if the Investment Policies Amendment is approved by the shareholders at the Annual Meeting, and the full text of Section 2.1 of Article II of the Declaration of Trust, which will be amended if the Investment Policies Amendment is approved by the shareholders at the Annual Meeting, is set forth in EXHIBIT B to this Proxy Statement. If this Proposal 3 is approved by the shareholders of the Trust and becomes effective, the Trustees will take such actions as may be deemed necessary or desirable to effect such action, including the execution and filing of an amendment to the Declaration of Trust substantially in the form set forth in EXHIBIT A to this Proxy Statement.

AMENDMENT OF INVESTMENT POLICIES AND RESTRICTIONS

     Article II of the Declaration of Trust provides, among other things, that the general policy of the Trust is to invest principally in investments which will conserve and protect the Trust's invested capital, produce cash distributions and offer the potential for capital appreciation to be realized upon the sale, refinancing or other disposition of such investments. Article II further provides that, to achieve such objective, the Trustees intend to invest the assets of the Trust in mortgage loans and land purchase-leasebacks, including those with equity enhancements, and other real estate investments which offer the potential to achieve such objective. In addition, Article VI of the Declaration of Trust prohibits the Trust from engaging in certain investment practices and activities. The limitations on investments and other activities set forth in Article VI include, among other things, limitations on the Trust's ability to (i) invest in junior mortgage loans, (ii) invest in commodities and securities, (iii) issue securities redeemable at the holder's option, (iv) grant options or warrants having an exercise price less than the fair market value of the Shares on the date of grant, or options or warrants having a term greater than five years, (v) invest more than 10% of total assets of the Trust in unimproved real property or mortgage loans on unimproved real property, (vi) borrow on a secured or an unsecured basis amounts in the aggregate exceeding 100% of the net assets of the Trust, and (vii) issue debt securities of the Trust.

     Although the Trustees believe that the Trust's growth and expansion strategy is consistent with the general policy objective of the Trust as set forth in Article II of the Declaration of Trust, the Trustees believe that the Declaration of Trust should contain a specific reference to the Trust's intent to invest in multifamily apartment properties and other real estate properties which offer the potential to achieve such objective. In addition, the Trustees believe that the limitations on the Trust's investment practices and activities set forth in Article VI are no longer practical and are uncommon in the organizational documents of REITs today. For example, the prohibition in Article VI against issuing securities of the Trust that are redeemable at the option of the holders thereof denies the Trust flexibility in raising capital or in implementing possible acquisitions, the terms of which might be enhanced through a redemption feature. Similarly, the limitation in Article VI on the granting of options or warrants having an exercise price less than the fair market value of the Shares on the date of grant, or which are exercisable for periods exceeding five years, may unnecessarily restrict the Trust's ability to engage in certain transactions, including acquisitions and employment arrangements with key personnel that may be favorable to and in the best interests of the shareholders. The Trustees believe that determinations as to the appropriateness of restrictions and limitations on investment practices and activities otherwise consistent with the Trust's general policy objective should be made on a case-by-case basis by the Trustees in light of the circumstances then existing.

     Accordingly, the Trustees have proposed (i) amending Section 2.1 of Article II of the Declaration of Trust to provide that to achieve the general policy objective of the Trust, the Trustees intend to invest the assets of the Trust in mortgage loans and land purchase-leasebacks, including those with equity enhancements, multifamily apartment properties and other real estate properties and investments which offer the potential to achieve such objective and (ii) eliminating Article VI of the Declaration of Trust.

VOTE REQUIRED FOR APPROVAL

     Section 9.3 of the Declaration of Trust provides that the Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares entitled to vote thereon.

     THE BOARD OF TRUSTEES OF THE TRUST HAS APPROVED THE INVESTMENT POLICIES AMENDMENT AND RECOMMENDS THAT THE TRUST'S SHAREHOLDERS VOTE FOR THE APPROVAL OF THE INVESTMENT POLICIES AMENDMENT.


                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS


     The following table sets forth, to the best knowledge and belief of the Trust, certain information regarding the beneficial ownership of the Trust's Shares of beneficial interest as of May 20, 1996 by (i) each person known by the Trust to be the beneficial owner of more than 5% of the outstanding Shares, (ii) each of the Trustees, (iii) each of the executive officers of the Trust and (iv) all of the Trust's executive officers and Trustees as a group.

                                                        Shares
Trustees, Executive Officers                         Beneficially    Percent of
    and 5% Shareholders                                Owned(1)       Class(2)
- ----------------------------                         ------------    ----------

Vinings Investment Properties, Inc..............     6,337,279(3)      73.3%
3111 Paces Mill Road
Suite A-200
Atlanta, GA 30339

Financial & Investment Management Group, Ltd. ..       594,800(4)       6.9%
Paul H. Sutherland, CFP, President
417 St. Joseph Street
P.O. Box 40
Suttons Bay, MI  49682

Peter D. Anzo...................................          -   (5)        -

Martin H. Petersen..............................          -   (6)        -

Stephanie A. Reed...............................          -   (7)        -

Gilbert H. Watts, Jr. ..........................          -   (8)        -

Phill D. Greenblatt.............................          -   (9)        -

Henry Hirsch....................................          -   (10)       -

All trustees and executive officers
  as a group (6 persons)........................          -              -

- --------------------------

*    Less than 1%.

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include Shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

(2) Percentages are calculated on the basis of 8,645,000 Shares of beneficial interest outstanding as of May 20, 1996.

(3) Based on a Schedule 13D filed with the Commission on March 11, 1996, Vinings Investment Properties, Inc. ("VIP") has sole dispositive and voting power with respect to all such Shares.

(4) Based on a Schedule 13D filed with the Commission on November 22, 1995, Financial & Investment Management Group, Ltd. and Paul H. Sutherland, CFP, President, have shared dispositive power with respect to all such Shares and Paul H. Sutherland beneficially owns less than 10,000 Shares.

(5) Does not include Shares beneficially owned by VIP, of which Mr. Anzo is President, Chief Executive Officer, a Director and a shareholder. Mr. Anzo disclaims beneficial ownership of all such Shares. Individually, no stockholder, director or officer of VIP is deemed to have or share voting or dispositive power with respect to the Shares beneficially owned by VIP.

(6) Does not include Shares beneficially owned by VIP, of which Mr. Petersen is Vice President, a Director and a shareholder. Mr. Petersen disclaims beneficial ownership of all such Shares.

(7) Does not include Shares beneficially owned by VIP, of which Ms. Reed is Treasurer, Director and a shareholder. Ms. Reed disclaims beneficial ownership of all such Shares.

(8) Does not include Shares beneficially owned by VIP, of which Mr. Watts is a Director and Watts Agent, L.P., of which Mr. Watts is Managing Partner, is a stockholder. Mr. Watts disclaims beneficial ownership of all such Shares.

(9) Does not include Shares beneficially owned by VIP, of which Mr. Greenblatt is a Director and a shareholder. Mr. Greenblatt disclaims beneficial ownership of all such Shares.

(10) Does not include Shares beneficially owned by VIP, of which Mr. Hirsch is a shareholder. Mr. Hirsch disclaims beneficial ownership of all such Shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Victor MacFarlane, a Trustee of the Trust during all of fiscal 1995, was Managing Partner and Chief Executive Officer of MacFarlane Partners, L.P. (the predecessor in a merger to GECIA), the former advisor to the Trust. During fiscal 1995, the Trust paid the advisor a total of $253,152 for its services as advisor to the Trust. In addition, subsequent to December 31, 1995 but prior to the consummation of the Tender Offer, the Trust paid the advisor a total of $333,461 in connection with services rendered.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


     The Trust's officers and Trustees and beneficial owners of more than 10% of the Trust's Shares of beneficial interest are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Trust. Based solely on a review of the copies of reports furnished to the Trust and written representations that no other reports were required, the Trust believes that during its 1995 fiscal year, no person who was a Trustee, officer or greater than 10% beneficial owner of the Trust's Shares of beneficial interest failed to file on a timely basis any report required by Section 16(a).

                                  MARKET VALUE


     On May 21, 1996, the closing sale price of a Share of the Trust on The Nasdaq SmallCap Market was $0.63.


         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING


     Shareholder proposals intended to be presented at the 1997 annual meeting of shareholders of the Trust must be received by the Trust on or before February 3, 1997 in order to be considered for inclusion in the Trust's proxy statement for such meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Secretary, Vinings Investment Properties Trust, 3111 Paces Mill Road, Suite A-200, Atlanta,
GA 30339.


                              INDEPENDENT AUDITORS


     The Board of Trustees has not made a decision as to the independent certified public accountants to be selected as the auditors of the financial statements of the Trust and its subsidiaries for its current year ending December 31, 1996. The firm of Ernst & Young LLP served as the auditors of the Trust for fiscal 1995. A member of such firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of the Trust for the fiscal year ended December 31, 1995.


                                  OTHER MATTERS


     The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    Exhibit A
                                    ---------

                       VININGS INVESTMENT PROPERTIES TRUST

                 AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST


     AMENDMENT NO. 2 (the "Amendment") to the Second Amended and Restated Declaration of Trust of VININGS INVESTMENT PROPERTIES TRUST (the "Trust") dated February 6, 1985, as amended (the "Declaration of Trust"), made at Atlanta, Georgia this __ day of ________, 1996 by the Board of Trustees hereunder.

     WHEREAS, Section 9.3 of the Declaration of Trust provides that the Declaration of Trust may be amended by the vote or written consent of a majority of the Trustees and of the holders of a majority of the outstanding shares of beneficial interest of the Trust entitled to vote thereon;

     WHEREAS, the Board of Trustees desires to amend the Declaration of Trust to
(i) authorize the Board of Trustees to combine outstanding shares of beneficial interest of the Trust by way of reverse share split, (ii) provide that to achieve the general policy objective of the Trust, the Trustees intend to invest the assets of the Trust in multifamily apartment properties and other real estate properties which offer the potential to achieve such objective, and (iii) eliminate certain restrictions on the Trust's investment practices and activities (collectively, the "Amendments");

     WHEREAS, in accordance with Section 9.3 of the Declaration of Trust, the Trustees have approved the Amendments pursuant to a unanimous written consent dated May 22, 1996; and

     WHEREAS, in accordance with Section 9.3 of the Declaration of Trust, the Amendments have been approved at a meeting of stockholders held on ____________, 1996, by the holders of a majority of the outstanding shares of beneficial interest of the Trust entitled to vote thereon;

     NOW, THEREFORE, the undersigned, being all the Trustees of the Trust, do hereby state:

1. Section 2.1 of the Declaration of Trust is hereby amended in its entirety to read as follows (new language appearing in italics):

          "2.1 GENERAL STATEMENT OF POLICY. It is the general policy of the Trust that the Trustees invest the Trust Estate principally in investments which will conserve and protect the Trust's invested capital, produce cash distributions, and offer the potential for capital appreciation to be realized upon the sale, refinancing or other disposition of such investments. To achieve this objective, the Trustees intend to invest the assets of the Trust in Mortgage Loans and Land Purchase-Leasebacks, including those with equity enhancements, multifamily apartment properties and other real estate properties and investments which offer the potential to achieve such objective. The consideration paid for

     Real Property acquired by the Trust shall ordinarily be based on the fair market value of the property as determined by a majority of the Trustees. In cases where a majority of the Unaffiliated Trustees so determine, such fair market value shall be as determined by a qualified independent real estate appraiser selected by the Trustees, including a majority of the Unaffiliated Trustees. The Trustees, including a majority of the Unaffiliated Trustees, shall at least annually review the investment policies of the Trust to determine that the policies being followed by the Trust are in the best interests of the Shareholders, and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Trustees."

2. Article VI of the Declaration of Trust is hereby deleted in its entirety and replaced with the following:

                      "ARTICLE VI - Intentionally Omitted"

3. Section 7.1 of the Declaration of Trust is hereby amended in its entirety to read as follows (new language appearing in italics):

          "7.1 SHARES. The beneficial interest in the Trust shall be divided into transferable units of a single class, all of which are designated as Shares, each without par value, and each Share shall (except as provided in Section 7.12) be identical in all respects with every other Share. The total number of Shares the Trust shall have authority to issue shall be unlimited. The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. In addition to the issuance of Shares by way of share dividend or share split, the Trustees may combine outstanding Shares by way of reverse share split and provide for the payment of cash in lieu of any fractional interest in a combined Share; and the mechanics authorized by the Trustees to implement any such combination shall be binding upon all Shareholders, holders of convertible debt, optionees and others with any interest in Shares. Outstanding Shares shall be transferable and assignable in like manner as are shares of stock of a Massachusetts business corporation. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled by action of the Trustees. All Shares shall be fully paid and nonassessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split or combination by way of reverse share split or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, preemptive, conversion, or exchange rights of any kind, except as the Trustees may specifically determine with respect to any Shares at the time of issuance of such Shares and except as specifically provided by law."

4. This Amendment may executed in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

5. Pursuant to Section 10.2 of the Declaration of Trust, a copy of this Amendment shall be filed with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk.

EXECUTED as of the __ day of _________, 1996.


                                              TRUSTEES



                                              ------------------------------
                                              Peter D. Anzo


                                              ------------------------------
                                              Martin H. Petersen


                                              ------------------------------
                                              Stephanie A. Reed


                                              ------------------------------
                                              Gilbert H. Watts, Jr.


                                              ------------------------------
                                              Phill D. Greenblatt


                                              ------------------------------
                                              Henry Hirsch

                                    Exhibit B
                                    ---------

A.   Full Text of Section 2.1 of Article II of the Declaration of Trust
     ------------------------------------------------------------------

                         ARTICLE II - INVESTMENT POLICY

     2.1 GENERAL STATEMENT OF POLICY. It is the general policy of the Trust that the Trustees invest the Trust Estate principally in investments which will conserve and protect the Trust's invested capital, produce cash distributions, and offer the potential for capital appreciation to be realized upon the sale, refinancing or other disposition of such investments. To achieve this objective the Trustees intend to invest the assets of the Trust in Mortgage Loans and Land Purchase-Leasebacks, including those with equity enhancements, and other real estate investments which offer the potential to achieve such objective. The consideration paid for Real Property acquired by the Trust shall ordinarily be based on the fair market value of the property as determined by a majority of the Trustees. In cases where a majority of the Unaffiliated Trustees so determine, such fair market value shall be as determined by a qualified independent real estate appraiser selected by the Trustees, including a majority of the Unaffiliated Trustees. The Trustees, including a majority of the Unaffiliated Trustees, shall at least annually review the investment policies of the Trust to determine that the policies being followed by the Trust are in the best interests of the Shareholders, and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Trustees.


B.   Full Text of Article VI of the Declaration of Trust
     ---------------------------------------------------

                       ARTICLE VI - PROHIBITED ACTIVITIES

     6.1 PROHIBITED INVESTMENTS AND ACTIVITIES. The Trust shall not engage in any of the following investment practices or activities:

          6.1.1 Invest in any Junior Mortgage Loan unless (a) the capital invested in such mortgage loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay the mortgage loan, (b) the total amount of a Junior Mortgage Loan which, taken together with all other Indebtedness secured by the underlying Real Property, does not exceed 100% of the value of the security therefor, (c) the total amount of a Junior Mortgage Loan which, taken together with all other Indebtedness secured by the underlying Real Property and senior or pari passu to that held by the Trust, does not exceed 90% of the value of the security therefor, (d) the senior mortgage is held by a person other than the Adviser or one of its Affiliates, and
     (e) total Junior Mortgage Loans will not exceed 25% of the Trust's assets.

          6.1.2 Invest in commodities, or in commodity future contracts or effect short sales of commodities or Securities. Such limitation is not intended to apply to investments in interest rate futures or short sales, when used solely for hedging purposes.

          6.1.3 Invest more than 1% of its Total Assets in contracts for the sale of Real Property, unless such contracts are recordable in the chain of title.

          6.1.4 Issue Securities redeemable at the option of the holders thereof.

          6.1.5 Grant options or warrants to purchase Shares at an exercise price, or for consideration which consists of services or is otherwise than for cash, that in the judgment of the Trustees (including a majority of the Unaffiliated Trustees in the case of the grant of any option or warrant to the Adviser or to any officer, director or employee of the Adviser or of the Trust) is less than the fair market value of such Shares on the date of grant, or which may be exercisable for a period in excess of 5 years from the date of grant, or which are for a number of Shares that (when added to the number of other Shares exercisable pursuant to all then outstanding options and warrants) is in excess of 9.8% of the number of Shares on the date of grant. Warrants, options or Share purchase rights that are issued ratably to the holders of all Shares or another class of Securities, or as part of a financing arrangement are not prohibited by, or to be included within the limitations of, the preceding sentence of this Section 6.1.5.

          6.1.6 Engage in underwriting or the agency distribution of Securities issued by others.

          6.1.7 Invest more than 10% of Total Assets in Unimproved Real Property, or Mortgage Loans on Unimproved Real Property.

          6.1.8 Engage in trading, as compared with investment, activities.

          6.1.9 Allow the aggregate borrowings of the Trust, secured and unsecured, to exceed 100% of the Net Assets of the Trust, in the absence of a determination by the Trustees (including a majority of the Unaffiliated Trustees) that a higher level of borrowing is appropriate and in the interest of the Trust; provided, however, that no higher level of borrowing shall be made which if unsecured exceeds the limit provided in Section
     6.1.10 or if secured exceeds 300% of the net asset value of the property securing such borrowing as determined by the lender. Any borrowing in excess of such 100% level shall be disclosed to the Shareholders in the next quarterly report of the Trust.

          6.1.10 Make any unsecured borrowing if such borrowing will result in an asset coverage of less than 300% unless at the time of borrowing at least 80% of the Trust's Total Assets consist of First Mortgage Loans. "Asset coverage" for the purpose of this Section 6.1.10 means the ratio which the Trust's Total Assets, less all liabilities other than Indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Trust.

          6.1.11 Acquire Securities in any company holding investments or engaging in activities prohibited by this Section 6.1.

          6.1.12 Pay fees and costs associated with (i) the organization of the Trust, (ii) the sale of its Shares pursuant to its initial public offering of Shares and (iii) the acquisition (including brokerage expenses) of investments with the proceeds of such initial public offering, if the aggregate amount for all such fees and costs covered by (i), (ii) and (iii) exceed 20% of the gross selling price of such Shares in such initial public offering; or pay fees of the type described in Section IV, Subdivisions F, G, H and I of the North American Securities Administrators Association's Statement of Policy regarding Real Estate Programs effective July 1, 1984 in amounts exceeding the limitations set forth in such Subdivisions.

          6.1.13 Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

     6.2 OBLIGOR'S DEFAULT. Notwithstanding any provision in any Article of this Declaration, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust and the Trustees shall have the power to enter into any necessary investment, commitment or obligation of the Trust resulting from the pursuit of such remedies that are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

     6.3 PERCENTAGE DETERMINATIONS. Whenever standards contained in this Article VI are expressed in terms of a percentage, whether of value, Total Assets, cost or otherwise, such percentage shall be determined at the time of the issuance of a commitment by the Trust for a transaction covered by such standard hereunder.


C.   Full Text of Section 7.1 of Article VII of the Declaration of Trust
     -------------------------------------------------------------------

     7.1 SHARES. The beneficial interest in the Trust shall be divided into transferable units of a single class, all of which are designated as Shares, each without par value, and each Share shall (except as provided in Section 7.12) be identical in all respects with every other Share. The total number of Shares the Trust shall have authority to issue shall be unlimited. The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. Outstanding Shares shall be transferable and assignable in like manner as are shares of stock of a Massachusetts business corporation. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled by action of the Trustees. All Shares shall be fully paid and nonassessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, preemptive, conversion, or exchange rights of any kind, except as the Trustees may specifically determine with respect to any Shares at the time of issuance of such Shares and except as specifically provided by law.

                       VININGS INVESTMENT PROPERTIES TRUST

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 1996


The undersigned hereby constitutes and appoints Peter D. Anzo and Stephanie A. Reed, and each of them, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all Shares of Beneficial Interest of Vinings Investment Properties Trust (the "Trust") held of record as of the close of business on May 8, 1996, at the Annual Meeting of Shareholders (the "Annual Meeting") of the Trust to be held at __________________________, at 2:00 p.m. Eastern Time, on ___________, June __,
1996, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX NOMINEES FOR TRUSTEES SET FORTH IN PROPOSAL 1 AND "FOR" THE AMENDMENTS TO THE TRUST'S DECLARATION OF TRUST SET FORTH IN PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement and the Trust's Annual Report to Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                       VININGS INVESTMENT PROPERTIES TRUST

        PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
              ENCLOSED ENVELOPE. DO NOT FORGET TO DATE YOUR PROXY.

PLEASE SIGN NAME EXACTLY AS SHOWN. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.

/X/      PLEASE MARK
         VOTE AS IN THIS EXAMPLE

         PROPOSAL 1. Proposal to elect six Trustees, each to serve for a one-year term and until the election and qualification of his or her successor.

         NOMINEES:   Peter D. Anzo, Martin H. Petersen, Stephanie A. Reed,
                     Gilbert H. Watts, Jr., Phill D. Greenblatt and Henry Hirsch


         FOR      / /              AGAINST     / /            FOR ALL    / /
                                                              EXCEPT

IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE FOR ALL EXCEPT BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

         PROPOSAL 2. Proposal to amend the Trust's Declaration of Trust to authorize the Board of Trustees to combine outstanding shares of the Trust by way of reverse share split, as described in the Proxy Statement.


         FOR      / /              AGAINST     / /            ABSTAIN    / /


         PROPOSAL 3. Proposal to amend the Trust's Declaration of Trust to eliminate certain investment restrictions on the Trust's investment practices and activities and to provide that to achieve the general policy objective of the Trust, the Trustees intend to invest the assets of the Trust in multifamily apartment properties and other real estate properties which offer the potential to achieve such objective, as described in the Proxy Statement.


         FOR      / /              AGAINST     / /            ABSTAIN    / /


         PROPOSAL 4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


                                    PLEASE BE SURE TO SIGN AND DATE THIS PROXY

                                             DATE:
                                                    --------------------------
                                     SIGNATURE(S):
                                                    --------------------------

                                                    --------------------------

                                         CHANGE OF
                                                    --------------------------
                                          ADDRESS?
                                                    --------------------------

                                                    --------------------------

                                   APPENDIX

Description of Graphic Appearing on Page 3

[Organizational structure diagram showing proposed Operating Partnership structure: Vinings Investment Properties Trust having a 1% general partner interest and a 98% limited partner interest in the Operating Partnership and a wholly owned corporate subsidiary of the Trust having a 1% limited partner interest in the Operating Partnership.]